Exhibit 99.1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

IN RE MISONIX, INC. STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. 2:17-cv-03385-ADS-AYS (Consolidated with No. 2:17-cv-03657-ADS-GRB)
This Document Relates To: ALL DERIVATIVE ACTIONS.	Honorable Arthur D. Spatt Courtroom 1020

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF MISONIX, INC. (“MISONIX” OR THE “COMPANY”) COMMON STOCK AS OF MAY 3, 2019.[1]

●	PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

●	THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED DERIVATIVE ACTION (THE “ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

●	IF YOU HOLD MISONIX COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

●	PLEASE NOTE THAT THE ACTION IS A DERIVATIVE ACTION BROUGHT BY STOCKHOLDERS OF THE COMPANY FOR THE BENEFIT OF THE COMPANY, AND THERE IS NO CLAIM FORM BECAUSE NO INDIVIDUAL HAS A RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THE DERIVATIVE ACTION.

1 All capitalized terms that are not defined in this Notice have the meaning ascribed to them in the Stipulation of Settlement (the “Stipulation”) dated May 3, 2019, which is available on the Misonix website atwww.misonix.com/derivativesettlementpapers.

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●	THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES IN THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement of this stockholder derivative action. This Notice is provided by Order of the United States District Court for the Eastern District of New York (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the Action or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement and your rights related thereto. Capitalized terms not otherwise defined shall have the definitions set forth in the Stipulation of Settlement, dated May 3, 2019 (“Stipulation”). The text of the Stipulation can be viewed and/or downloaded at www.misonix.com/derivativesettlementpapers.

Your rights may be affected by the settlement of the Action styled In re Misonix, Inc. Stockholder Derivative Litigation, Lead Case No. 2:17-cv-03385-ADS-AYS. The Plaintiffs, Irving Feldbaum and Michael Rubin, derivatively on behalf of nominal defendant Misonix, Inc. (“Misonix” or the “Company”); nominal defendant Misonix; and Defendants Michael A. McManus, Jr., Stavros G. Vizirgianakis, Richard A. Zaremba, John W. Gildea, Charles Miner, III, Patrick A. McBrayer, Thomas M. Patton, and T. Guy Minetti (“Individual Defendants”) (together with Misonix, the “Defendants,” and together with Plaintiffs and Misonix, the “Parties”), have agreed upon terms to settle the above-captioned litigation and have signed the Stipulation setting forth those settlement terms.

On July 26, 2019 at 9 a.m., a hearing (the “Settlement Hearing”) will be held before the Court at the United States District Court for the Eastern District of New York, Long Island Courthouse, 100 Federal Plaza, Central Islip, New York 11722, to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate, including the separately negotiated Attorneys’ Fee and Expense Amount and the service award to be paid to Plaintiffs therefrom, and should be finally approved; (ii) whether the Order and Final Judgment should be entered and the Action dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary or proper under the circumstances.

I.	BACKGROUND OF THE ACTION

Misonix is a New York corporation that principally conducts the business of designing, manufacturing, developing, and marketing therapeutic ultrasonic products for neurosurgical, spinal, advanced wound care, and general surgery procedures. Misonix stock trades on the NasdaqGM under the ticker symbol “MSON.”

On August 26, 2016, Misonix announced that its Chairman of the Board had resigned from that position and retired from his positions as the President and Chief Executive Officer. Thereafter, the Company disclosed that certain internal control deficiencies prevented the timely filing with the Securities and Exchange Commission (the “SEC”) of the Company’s Annual Report on Form 10-K (the “2016 10-K”).

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On September 28, 2016, Misonix filed with the SEC a Current Report on Form 8-K disclosing that the Company had voluntarily contacted the SEC and U.S. Department of Justice regarding certain business practices of the independent entity that distributes its products in China that raised questions under the Foreign Corrupt Practices Act (the “FCPA”).

On February 9, 2017, Misonix filed with the SEC the 2016 10-K, which disclosed that the Company’s Board of Directors (the “Board”) was informed by management of potential violations of Company policies and procedures and possible violations of laws and regulations involving the director and officer who resigned in 2016 and other Company personnel. The 2016 10-K further disclosed that an investigation by the Audit Committee of the Board found “material weaknesses in internal control over [the Company’s] financial reporting” and that “disclosure controls and procedures were not effective, and were not operating at a reasonable assurance level, as of June 30, 2016.”

On June 6, 2017, and June 16, 2017, Plaintiffs Feldbaum and Rubin, respectively, filed with the Court verified shareholder derivative complaints on behalf of Misonix. The Plaintiffs’ complaints asserted claims, derivatively on behalf of Misonix, against the Individual Defendants for: (i) violation of Section 14(a) of the Securities Exchange Act of 1934; (ii) breach of fiduciary duty, (iii) gross mismanagement, (iv) unjust enrichment; and (v) waste of corporate assets. Plaintiffs also sought to cause the enactment of material enhancements to the Company’s internal controls and corporate governance practices, in particular with regard to, among other things, the Company’s compliance with the FCPA, so that the alleged damage to the Company would not recur. Defendants deny each and every claim alleged by Plaintiffs.

On July 21, 2017, the Court entered an Order consolidating the two derivative cases under the caption In re Misonix, Inc. Stockholder Derivative Litigation, Lead Case No. 2:17-cv-03385-ADS-AYS. The Court’s Order also appointed the Plaintiffs as Lead Plaintiffs, and appointed Robbins Arroyo LLP and WeissLaw LLP as Co-Lead Counsel for Plaintiffs in the consolidated action.

The Parties began exploring the possibility of a resolution of the Action in August of 2017. Over the course of more than five months, the parties negotiated, among other reforms, corporate governance enhancements regarding the Company’s internal controls relating to FCPA compliance. In order to facilitate the Parties’ discussions, Misonix provided Plaintiffs with nonpublic documents reflecting analyses of the Company’s prior and existing internal controls, certain actions being taken by the Company with respect to the FCPA issues raised in this litigation, and the status of the Company’s efforts to enhance its internal controls. The Parties’ negotiations included numerous telephonic conferences and exchanges of draft corporate governance proposals.

As a result of the Parties’ efforts, on April 6, 2018, the parties agreed in principle on a set of corporate governance reforms that, among other things, will enhance the Company’s internal controls relating to FCPA compliance and corporate governance best practices (the “Corporate Governance Reforms”). The Company has agreed to maintain the reforms for a period of at least six (6) years.

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After the Parties had agreed in principle on the substantive consideration for the settlement, they began to discuss a reasonable attorneys’ fee and expense amount to be paid to Plaintiffs’ Counsel for their efforts in prosecuting the derivative action and negotiating the material Corporate Governance Reforms. Despite the Parties’ good faith efforts, they were unable to reach an agreement on attorneys’ fees on their own. The Parties then agreed to mediate the attorneys’ fee issue with Michelle Yoshida, a mediator with extensive experience in derivative and other shareholder litigation. After months of mediated negotiations, Ms. Yoshida made a “mediator’s recommendation” of $500,000 in attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, subject to Court approval. All Parties agreed to accept the mediator’s recommendation.

II.	terms of the proposed derivative SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Stipulation, which is available at www.misonix.com/derivativesettlementpapers.

Plaintiff’s Action was a substantial and material factor in the Board’s agreement to enact certain additional corporate governance reforms. The Board has agreed to maintain these changes for a minimum period of six (6) years. These changes include:

●	additional FCPA-related responsibilities for Misonix’s Compliance Officer;

●	FCPA-compliance policies will be posted on Misonix’s intranet, and employees will periodically certify their understanding of their obligations and agreement to comply with Misonix’s Code of Conduct;

●	the implementation of an FCPA Testing Program to, among other things, monitor and evaluate a risk-based sample of interactions in high-risk environments;

●	Misonix shall ensure that newly-acquired businesses’ anticorruption policies and procedures are put into place quickly, and training of appropriate employees is conducted with regard to anticorruption laws and Misonix’s policies and procedures;

●	the use of FCPA compliance as a consideration of the Compensation Committee in making decisions regarding performance-based or incentive compensation, and the potential for modification of compensation to individuals who violate FCPA policies;

●	review by the Audit Committee with management and the independent auditors of the effectiveness and adequacy of the Company’s internal reporting procedures and controls, including FCPA compliance;

●	mandatory training concerning compliance with the FCPA and related Misonix policies for all Misonix officers; and

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●	the Company will require its Board to meet at least four times per year.

Misonix had also implemented and/or was in the process of implementing certain corporate governance changes relevant to the allegations in the Action, some of which are included below. The Misonix Board acknowledges that the Action was a material factor with regard to the enhancements adopted and the changes made during the pendency of the Action. The Board has agreed to maintain these changes for at least six (6) years as a direct result of this Action.

●	creation of a new “Compliance Officer” position;

●	the reconstitution of Misonix’s Compliance Committee to include the entire senior management team, appointing the Compliance Officer as Chair and the sales and marketing officers as non-voting members;

●	the development of a “Distributor Screening Process/Policy” regarding international distributors;

●	hiring an internal auditor adviser to help Misonix update its policies and procedures;

●	retention of a third party expert consulting firm to assist management with the review of the Company’s quarterly and annual tax provisions and tax footnotes in financial reporting;

●	revision of Misonix’s Code of Business Conduct and Ethics;

●	increased communications and training to employees regarding the ethical values of the Company; and

●	amendment of the Charters for the Audit Committee, Nominating and Governance Committee and Compensation Committee.

The Misonix Board also acknowledges that the Action was a factor in certain remedial measures implemented or in the process of implementation, including, but not limited to: certain personnel changes made since the Action was commenced; the termination of Misonix’s agreement with its former independent distributor of the Company’s products in China; and amendment of distribution agreements with Misonix’s international distributors to ensure compliance with the FCPA, as well as all other applicable laws.

III.	Plaintiffs’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses

In recognition of the foregoing, and subject to Court approval, Misonix, on behalf of the Individual Defendants, has agreed to pay, or cause to be paid, Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount of $500,000 (the “Fee and Expense Amount”), which shall include all of Plaintiffs’ Counsel’s attorneys’ fees and costs and any service awards of up to $3,000 to each Plaintiff for participation and efforts in the Action. To date, Plaintiffs’ Counsel has not received any payments for its efforts on behalf of Misonix shareholders. The Fee and Expense Amount will compensate Plaintiffs’ Counsel for their efforts in achieving the results of the Action. The Fee and Expense Amount was negotiated with the help of the mediator and was the result of arm’s-length negotiation between the Parties conducted after reaching the principal terms of Settlement as specified herein.

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IV.	reasons for the settlement

The Parties have determined that it is desirable and beneficial that the Action and any dispute related thereto is fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Plaintiffs’ Counsel believes that the Settlement is in the best interest of the Parties and Current Misonix Shareholders.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Action have merit. Nonetheless, Plaintiffs and Plaintiffs’ Counsel also recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and appeal. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proving the violations asserted in the Action. After weighing the risks of continued litigation, Plaintiffs and Plaintiffs’ Counsel have determined that it is in the best interests of Misonix and Current Misonix Shareholders that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation, and that these terms and conditions are fair, reasonable, adequate, and confer substantial benefits to Misonix and Current Misonix Shareholders.

B.	Why Did the Defendants Agree to Settle?

Defendants deny each and all of the claims and contentions alleged in the Action. Moreover, Defendants expressly deny the conduct alleged in the Action and further deny any wrongdoing, legal liability, or violation of any laws arising out of any of the conduct alleged in the Action. Furthermore, Defendants believe they have substantial defenses to the claims alleged against them in the Action. And neither the Stipulation, nor any document referred to therein, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as an admission by or against Defendants of any fault, wrongdoing, or liability whatsoever or the lack of merit of any defense that had been or could have been asserted to such claim.

Defendants nevertheless recognize that further conduct of the Action against them would be protracted, expensive, and distracting. Substantial amounts of time, energy, and resources have been and, unless this Settlement is made, will have to be devoted to the defense of the claims asserted in the Action. The Individual Defendants have, therefore, determined that it is desirable and beneficial to them, and Misonix and the Misonix Board of Directors have determined that it is desirable and beneficial to the Company, that the Action should be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation to eliminate the burden and expense of further protracted litigation.

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V.	SETTLEMENT hearing

On July 26, 2019 at 9 a.m., the Court will hold the Settlement Hearing at the United States District Court for the Eastern District of New York, Long Island Courthouse, 100 Federal Plaza, Central Islip, New York 11722. At the Settlement Hearing, the Court will consider: (i) whether the terms of the Settlement are fair, reasonable, and adequate, including the separately negotiated Fee and Expense Amount to Plaintiff’s Counsel, as well as the service award to Plaintiffs to be paid therefrom, and should be finally approved; (ii) whether the Order and Final Judgment should be entered and the Action dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary or proper under the circumstances.

Pending final determination of whether the Settlement should be approved, all Current Misonix Shareholders are enjoined from commencing, instituting, prosecuting, continuing to prosecute, soliciting, encouraging, or participating in the prosecution of any action or proceeding in any court of law or equity, arbitration tribunal, administrative forum, or other forum of any kind, asserting any of the Released Claims.

VI.	right to attend settlement hearing

Current Misonix Shareholders as of May 3, 2019, may, but are not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the date or time of the Settlement Hearing without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Misonix shareholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

Any Current Misonix Shareholder as of May 3, 2019, may appear and show cause, if he, she, or it has any reason why the Settlement of the Action should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why the separately negotiated Fee and Expense Amount or the service award to Plaintiffs to be paid therefrom should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.       Your name, legal address, telephone number, and e-mail address;

2.       Proof of being a Current Misonix Shareholder as of May 3, 2019;

3.       A statement of your position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made and any legal support for such objection;

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4.       Notice of whether you or your counsel intend to appear at the Settlement Hearing (appearance is not required if you have lodged your objection with the Court); and

5.       Signature of the shareholder making the objection.

The Court may not consider any objection that does not substantially comply with these requirements.

A.	You Must Timely Deliver Written Objections to the Court and Counsel for Plaintiffs and Defendants

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN July 16, 2019. The Court Clerk’s address is:

Clerk of the Court

United States District Court

Eastern District of New York

Long Island Courthouse

100 Federal Plaza

Central Islip, New York 11722

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN July 16, 2019. Counsel’s addresses are:

Plaintiffs’ Counsel

Shane P. Sanders

Robbins Arroyo LLP

5040 Shoreham Place

San Diego, California, 92122

David C. Katz

WeissLaw LLP

1500 Broadway, 16th Floor

New York, NY 10036

Counsel for Defendants Misonix, Inc., Stavros G. Vizirgianakis, Richard A. Zaremba, John W. Gildea, Charles Miner III, Patrick A. McBrayer, Thomas M. Patton, and T. Guy Minetti

John S. Williams

Williams & Connolly LLP

725 Twelfth Street, N.W.

Washington, D.C. 20005

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Counsel for Defendant Michael A. McManus, Jr.

Arthur H. Aufses III

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and timely delivered to the above counsel. Any Person or entity who fails to object in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the proposed Settlement as set forth in the Stipulation and the Order and Final Judgment, or to the award of the Fee and Expense Amount to Plaintiffs’ Counsel, or the service award to Plaintiffs to be paid therefrom, unless otherwise ordered by the Court.

VII.	how to obtain additional INFORMATION

This Notice is a summary and does not describe all of the details of the Stipulation. For precise terms and conditions of the settlement, you may review the Stipulation filed with the Court, as well as the other pleadings and records of this litigation, which may be inspected during business hours, at the office of the Clerk of the Court, United States District Court, Eastern District of New York, Long Island Courthouse, 100 Federal Plaza, Central Islip, New York, 11722. You may also view and/or download the Stipulation at www.misonix.com/derivativesettlementpapers.

If you have any questions about the settlement of the Action, you may contact Plaintiffs’ Counsel:

David C. Katz, WeissLaw LLP, 1500 Broadway, 16th Floor, New York, NY 10036, telephone: (212) 682-3025, email: dkatz@weisslawllp.com.

Shane P. Sanders, Robbin Arroyo LLP, 5040 Shoreham Place, San Diego, California, 92122, telephone: (619) 525-3990, email: ssanders@robbinsarroyo.com.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: May 9, 2019	BY ORDER OF THE DISTRICT COURT, UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK

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